UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

OCULUS VISIONTECH INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2021 Annual Meeting of Stockholders - Notice

Important Notice Regarding the Internet Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on October 15, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online to request a printed copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

http://www.ovtz.com/investors/annual-general-meeting

Easy Online Access — A Convenient Way to Vote

You can go online to vote your shares.

Step 1: Go to www.investorvote.com

Step 2: Follow the instructions on the screen to log in.

Step 3: Make your selection as instructed on each screen to vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

How to Obtain a printed copy of the Proxy Materials – If you want to receive a printed copy of the Meeting Proxy Materials, you must request one. There is no charge to you for requesting a printed copy. Please make your request for a printed copy as instructed on the reverse side on or before October 1, 2021 to facilitate timely delivery.

Annual Meeting of Stockholders - Notice

The Annual Meeting of Stockholders of Oculus VisionTech Inc. will be held on Friday, October 15, 2021 at Suite 507, 837 West Hastings St., Vancouver, British Columbia, Canada, at 9:00 a.m. (Pacific Time).

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2 and 3:

1.	Election of Directors.
2.	Ratify selection of Auditors.
3.	Ratify continuation of 2020 Share Option Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a printed copy of the proxy materials to receive a Proxy card. If you wish to attend and vote at the meeting, please bring this Notice with you.

Directions to the Oculus VisionTech Inc. 2021 Annual Meeting of Stockholders

Directions to the Oculus VisionTech Inc. 2021 annual meeting of Stockholders are available in the proxy statement, which can be viewed at http://www.ovtz.com/investors/annual-general-meeting.

Here’s how to order a printed copy of the proxy materials and select a future delivery preference:

Printed copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to http://www.ovtz.com/investors/annual-general-meeting. Follow the instructions to log in and order a printed copy of the current meeting proxy materials.

Telephone – Call the Company free of charge at (1)-(604)-685-1017 to request a printed copy of the materials by mail for the current meeting.

Email – Send email to ajd@ovtz.com with “Proxy Materials Oculus VisionTech” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a printed copy of current meeting materials.

To facilitate timely delivery, all requests for a printed copy of the proxy materials must be received by October 1, 2021.